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                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                             13-5266470
                                                             (I.R.S. employer
                                                             identification no.)

399 Park Avenue, New York, New York                          10043
(Address of principal executive office)                      (Zip Code)

                             -----------------------

                                Dana Corporation
               (Exact name of obligor as specified in its charter)

Commonwealth of Virginia                                     34-4361040
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

         4500 Dorr Street
         Toledo, Ohio                                        43615
(Address of principal executive offices)                     (Zip Code)

                            -------------------------

                                Senior Securities
                       (Title of the indenture securities)


                                    II-88
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Item 1.      General Information.

             Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Name                                        Address
             ----                                        -------
             Comptroller of the Currency                 Washington, D.C.

             Federal Reserve Bank of New York            New York, NY
             33 Liberty Street
             New York, NY

            Federal Deposit Insurance Corporation Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.     Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                   None.

Item 16.    List of Exhibits.

            List below all exhibits filed as a part of this Statement of Eligibility.

            Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

            Exhibit 5 - Not applicable.



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            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 1997 - attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 - Not applicable.

                               ------------------


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 9th day of December, 1997.

                                 CITIBANK, N.A.

                                 By   /s/Arthur W. Aslanian
                                      --------------------------------
                                      Arthur W. Aslanian
                                      Vice President


                                    II-90
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                                Charter No. 1461
                           Comptroller of the Currency
                              Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                 CITIBANK, N.A.

of New York in the State of New York, at the close of business on September 30, 1997, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                     ASSETS

                                                              THOUSANDS
                                                              OF DOLLARS

Cash and balances due from de-
      pository institutions:
       Noninterest-bearing balances
       and currency and coin ............................  $   6,529,000
Interest-bearing balances ...............................     12,319,000
Held-to-maturity securities .............................              0
Available-for-sale securities ...........................     28,477,000
      Federal funds sold and
securities purchased under
      agreements to resell ..............................     11,422,000
Loans and lease financing receiv-
      ables:
       Loans and Leases, net of un-
       earned income .......................$ 151,679,000
       LESS: Allowance for loan
       and lease losses ....................    4,253,000

Loans and leases, net of un-
      earned income, allowance,
      and reserve .......................................    147,426,000
Trading assets ..........................................     31,496,000
Premises and fixed assets (includ-
      ing capitalized leases) ...........................      3,380,000
Other real estate owned .................................        651,000
Investments in unconsolidated
      subsidiaries and associated com-
      panies ............................................      1,284,000
Customers' liability to this bank
      on acceptances outstanding ........................      2,023,000
Intangible assets .......................................        177,000
Other assets ............................................      8,745,000
                                                           -------------
TOTAL ASSETS ............................................  $ 253,929,000
                                                           =============

                                  LIABILITIES
Deposits:
      In domestic offices ...............................  $  35,919,000
      Noninterest-
       bearing .............................$  12,462,000
      Interest-
       bearing .............................   23,457,000
                                            -------------

In foreign offices, Edge and
      Agreement subsidiaries, and
      IBFs ..............................................    138,955,000
      Noninterest-
       bearing .................................9,790,000
      Interest-
       bearing ...............................129,165,000
                                             ------------

Federal funds purchased and
      securities sold under agree-
      ments to repurchase ...............................      6,161,000

Trading liabilities .....................................     24,966,000
Other borrowed money (includes
mortgage indebtedness and obligations
under capitalized leases):
      With a remaining maturity of one
      year or less ......................................      9,351,000
      With a remaining maturity of more
      than one year through three years .................      2,916,000
      With a remaining maturity of more
      than three years ..................................        915,000
Bank's liability on acceptances ex-
      ecuted and outstanding ............................      2,024,000
Subordinated notes and
debentures ..............................................      5,400,000
Other liabilities .......................................      9,856,000
                                                           -------------
TOTAL LIABILITIES .......................................  $ 236,463,000
                                                           =============

EQUITY CAPITAL

Perpetual preferred stock
      and related surplus ...............................              0
Common stock ............................................  $     751,000
Surplus .................................................      7,387,000
Undivided profits and capital re-
      serves ............................................      9,254,000
Net unrealized holding gains (losses)
      on available-for-sale securities ..................        737,000
Cumulative foreign currency
      translation adjustments ...........................       (663,000)
                                                           -------------
TOTAL EQUITY CAPITAL ....................................  $  17,466,000
                                                           =============

TOTAL LIABILITIES, LIMITED-
      LIFE PREFERRED STOCK, AND
      EQUITY CAPITAL ....................................  $ 253,929,000
                                                           =============


I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                                 ROGER W. TRUPIN
                                                                      CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                                 PAUL J. COLLINS
                                                                    JOHN S. REED
                                                               WILLIAM R. RHODES
                                                                       DIRECTORS

                                    II-91